                                                                    EXHIBIT 99.2

                     FORM OF NOTICE OF GUARANTEED DELIVERY

                           WITH RESPECT TO TENDER OF
               UNREGISTERED 11.653% SENIOR SECURED NOTES DUE 2007
                                IN EXCHANGE FOR
                     11.653% SENIOR SECURED NOTES DUE 2007

                                       OF

                        MAJESTIC INVESTOR HOLDINGS, LLC
                                      AND
                        MAJESTIC INVESTOR CAPITAL CORP.
               PURSUANT TO THE PROSPECTUS DATED            , 2002

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

                             The Exchange Agent is:

                              THE BANK OF NEW YORK

By Registered or Certified Mail:          By Facsimile:            By Hand or Overnight Courier:
      The Bank of New York                                              The Bank of New York
        15 Broad Street                                                   15 Broad Street
           16th Floor                                                        16th Floor
       New York, NY 10007                                                New York, NY 10007
                                      Confirm by Telephone:

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     As set forth in the prospectus (the "Prospectus") dated           , 2002 of
Majestic Investor Holdings, LLC, a Delaware limited liability company, and Majestic Investor Capital Corp., a Delaware corporation (collectively, the "Issuers"), and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent thereto must be used to accept the Issuers' offer (the "Exchange Offer") to exchange any and all of the Issuers' outstanding unregistered 11.653% Senior Secured Notes due 2007 (the "Unregistered Notes") for $152,632,000 principal amount of the Issuers' 11.653% Senior Secured Notes due 2007 (the "Registered Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act") if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the Unregistered Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuers upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Unregistered Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of the Unregistered Notes set forth in the Letter of Transmittal.

     The undersigned understands that tenders of the Unregistered Notes may be withdrawn if the Exchange Agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, prior to 5:00 p.m., New York City time on the Expiration Date, a facsimile transmission or letter setting forth the name of the holder, the aggregate principal amount of the Unregistered Notes the holder delivered for exchange, the certificate number(s) (if any) of the Unregistered Notes and a statement that such holder is withdrawing his election to have such Unregistered Notes or any portion thereof exchanged, which facsimile transmission or letter is signed in the same manner as the original signature on the Letter of Transmittal by which the Unregistered Notes were tendered, including any signature guarantees, all in accordance with the procedures set forth in the Prospectus.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death, incapacity, or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                            PLEASE SIGN AND COMPLETE

-------------------------------------------------------------------------------------------------------
     CERTIFICATE NUMBERS OF UNREGISTERED NOTES
                  (IF AVAILABLE)                      PRINCIPAL AMOUNT OF UNREGISTERED NOTES TENDERED
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------


Signature(s) of registered holder(s) or            If Unregistered Notes will be tendered by
Authorized Signatory:                              book-entry transfer, check below:
------------------------------------------------   [ ] The Depository Trust Company
-------------------------------------------------  Depository Account No.
-------------------------------------------------  ---------------------------------
Date:
-------------------------------------------------
Name(s) of registered holders:
--------------------------
-------------------------------------------------
-------------------------------------------------
Address:
-------------------------------------------------
-------------------------------------------------
-------------------------------------------------
Area Code and Telephone No.
--------------------------

     THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF THE UNREGISTERED NOTES EXACTLY AS THEIR NAME(S) APPEAR ON CERTIFICATE(S) FOR THE UNREGISTERED NOTES OR, IF TENDERED BY A PARTICIPANT IN ONE OF THE BOOK-ENTRY TRANSFER FACILITIES, EXACTLY AS SUCH PARTICIPANT'S NAME APPEARS ON A SECURITY POSITION LISTING AS THE OWNER OF THE UNREGISTERED NOTES, OR BY PERSON(S) AUTHORIZED TO BECOME REGISTERED HOLDER(S) BY ENDORSEMENTS AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF THE SIGNATURE ABOVE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Capacity:
--------------------------------------------------------------------------------

Address(es):
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Unregistered Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Unregistered Notes complies with Rule 14e-4 and (iii) guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Unregistered Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Unregistered Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date (as defined in the Prospectus).

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Unregistered Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                                   SIGN HERE
Name of Firm:
--------------------------------------------------------------------------------

Authorized Signature:
--------------------------------------------------------------------------------

Name (please type or print):
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Area Code and Telephone No.:
--------------------------------------------------------------------------------

Date:
--------------------------------------------------------------------------------

       DO NOT SEND UNREGISTERED NOTES WITH THIS FORM. UNREGISTERED NOTES
         SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY
               COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                  INSTRUCTIONS

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus and Instruction 2 to the Letter of Transmittal. In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Issuers.

     2. SIGNATURE ON THIS NOTICE OF GUARANTEED DELIVERY; GUARANTEE OF SIGNATURES. If this Notice of Guaranteed Delivery is signed by the holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Unregistered Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the holder(s) appear(s) on the face of the Unregistered Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Issuers, evidence satisfactory to the Issuers of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.